Exhibit 99.2

2023

Year Ended
December 31, 2023

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST

Litchfield Market Village
Pawleys Island, SC

ShopRite
cdr
CEDAR REALTY TRUST

South Philadelphia
Philadelphia, PA

Food Depot
WHLR
REAL ESTATE INVESTMENT TRUST

Lagrange Marketplace
Lagrange, GA

ACME
cdr
CEDAR REALTY TRUST

Washington Center Shoppes
Sewell, NJ

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the use of and demand for retail space; general and economic business conditions, including those affecting the ability of individuals to spend in retail shopping centers and/or the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the state of the U.S. economy generally, or specifically in the Mid-Atlantic, Southeast and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the conversion price on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; adverse economic or real estate developments in our markets of the Mid-Atlantic, Southeast and Northeast; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the risk that shareholder litigation in connection with the Cedar Acquisition (as defined in our Annual Report on Form 10-K for the period ended December 31, 2023) may result in significant costs of defense, indemnification and liability; financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the

WHLR | Financial & Operating Data	2

result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; risks endemic to real estate and the real estate industry generally; the adverse effect any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; competitive risks; risks related to the geographic concentration of the Company’s properties in the Mid-Atlantic, Southeast and Northeast; the Company’s ability to maintain listing on Nasdaq Capital Market ("Nasdaq"); the effects of the one-for-ten reverse stock split of our Common Stock (which we refer to as the "Reverse Stock Split") on the trading market of our Common Stock; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P., and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Subordinated Convertible Notes due 2031, trade publicly on Nasdaq under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("CDR Series B Preferred") and 6-1/2% Series C cumulative redeemable preferred stock ("CDR Series C Preferred") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E.J. Borrack	E.J. Borrack
Kerry G. Campbell	M. Andrew Franklin
Saverio M. Flemma	Crystal Plum
Megan Parisi	Paula Poskon
Dennis Pollack
Joseph D. Stilwell

Stock Transfer Agent and Registrar	Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com	Equiniti Trust Company, LLC 6201 15th Ave Brooklyn, NY 11219 https://equiniti.com/us/ast-access

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
All per share amounts, OP units and shares outstanding, warrants, and conversion features of the Convertible Notes for all periods presented reflect our one-for-ten Reverse Stock Split, which was effective August 17, 2023.
For the Three Months Ended December 31, 2023 (consolidated amounts unless otherwise noted)

Financial Results
Net income attributable to Wheeler REIT common stockholders (in 000s)	$12,377
Net income per basic shares	$0.55
Net income per diluted shares	$—
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$21,026
FFO per common share and OP unit	$0.93
Adjusted FFO (AFFO) (in 000s) (1)	$1,428
AFFO per common share and OP unit	$0.06

Assets and Leverage
Investment Properties, net of $95.6 million accumulated depreciation (in 000s)	$565,122
Cash and Cash Equivalents (in 000s)	$18,404
Total Assets (in 000s)	$668,332
Total Debt (in 000s)	$495,572
Debt to Total Assets	74.15%
Debt to Gross Asset Value	64.15%

Market Capitalization
Common shares outstanding	53,769,787
OP units outstanding	13,323
Total common shares and OP units	53,783,110

Ticker	Shares Outstanding at December 31, 2023	Fourth Quarter stock price range	Stock price as of December 31, 2023
WHLR	53,769,787	$0.16-$3.13	$0.31
WHLRP	3,379,142	$1.27-$1.85	$1.30
WHLRD	2,590,458	$9.50-$15.30	$13.03
CDRpB	1,450,000	$11.54-$16.38	$12.93
CDRpC	5,000,000	$10.18-$13.17	$12.69

Common Stock market capitalization (in 000s)	16,669

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,309,936	2,832,129
Occupancy Rate	93.6%	86.4%
Leased Rate (2)	95.9%	89.6%
Annualized Base Rent (in 000s)	$49,819	$25,755
Total number of leases signed or renewed	40	15
Total sq. ft. leases signed or renewed	194,975	172,215
(1)    See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through December 31, 2023 that commence subsequent to the end of the current reporting period.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and twelve months ended December 31, 2023. For the three months ended December 31, 2023 and 2022, WHLR's net income (loss) attributable to WHLR's common stockholders for basic earnings per share was $0.55 per share and $(5.97) per share, respectively, and for dilutive earnings per share was $0.0 per share and $(5.97) per share, respectively. For the years ended December 31, 2023 and 2022, WHLR's net loss attributable to WHLR's common stockholders was $(4.57) per share and $(22.04) per share, respectively.

2023 FOURTH QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio was 91.1% occupied, a 70 basis point increase from 90.4%.
•The Company's real estate portfolio was 93.7% leased, a 80 basis point increase from 92.9%.
•The Company's real estate portfolio includes 38 properties that are 100% leased.
•WHLR Quarter-To-Date Leasing Activity
•Executed 26 lease renewals totaling 138,049 square feet at a weighted-average increase of $0.66 per square foot, representing an increase of 5.53% over in-place rental rates.
•Signed 14 new leases totaling 56,926 square feet with a weighted-average rental rate of $11.65 per square foot.
•The WHLR portfolio, excluding Cedar, was 93.6% occupied, a 110 basis point decrease from 94.7%.
•The WHLR portfolio, excluding Cedar, was 95.9% leased, a 60 basis point decrease from 96.5%.
•CDR Quarter-To-Date Leasing Activity
•Executed 3 lease renewals totaling 61,361 square feet at a weighted-average increase of $0.32 per square foot, representing an increase of 4.89% over in-place rental rates.
•Signed 12 new leases totaling 110,854 square feet with a weighted-average rental rate of $12.96 per square foot.
•The Cedar portfolio was 86.4% occupied, a 410 basis point increase from 82.3%.
•The Cedar portfolio was 89.6% leased, a 340 basis point increase from 86.2%
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next twelve months and includes month-to-month leases, increased to approximately 7.9%, compared to 6.8%. At December 31, 2023, 50.1% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 21 and provides additional details on the Company's leases).
OPERATIONS
•Total revenue of $26.2 million decreased by 2.7% or $0.7 million, primarily a result of:
•$0.6 million decrease in market lease amortization due to the Cedar Acquisition;
•$0.4 million decrease in nonrecurring revenue related to Cedar's recognition of easement revenue in 2022;
•$0.2 million decrease in rental revenue from properties sold in 2022; partially offset by
•$0.4 million increase in same-property revenues.
•Total operating expenses of $19.0 million decreased by 2.8% or $0.6 million, primarily a result of:
•$0.5 million decrease in depreciation and amortization;
•$0.2 million decrease in property operating expenses related to properties sold in 2022;
•$0.3 million decrease in property operating expenses related to Cedar; partially offset by
•$0.2 million increase in same-property operating expenses; and
•$0.2 million increase in corporate general and administrative expenses.
FINANCIAL
•Funds from operations ("FFO") of $21.0 million, or $0.93 per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(0.9) million, or $(0.95) per share.
•Adjusted Funds from Operations ("AFFO") of $0.06 per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to $1.91 per share.
SAME-PROPERTY NET OPERATING INCOME
•Same-property net operating income ("NOI" (1)), which excludes the impact of the Cedar portfolio, increased by 1.6% or $0.2 million. Same-property NOI was impacted by:
•$0.1 million increase in rental revenue, net change in credits losses from tenants;
•$0.3 million increase in other revenues due to termination fees;

(1) See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	6

•$0.1 million savings in rent expense due to the Devine Street Land Acquisition (defined below), which terminated the Company's ground lease associated with this property; offset by a
•$0.3 million increase in property operating expenses necessary as part of financing requirements.
CAPITAL MARKETS
•Interest expense was $8.2 million and $11.0 million for the three months ended December 31, 2023 and 2022, respectively, representing an decrease of 25.7%. See page 17 for further details.
•Recognized a non-operating gain of $9.7 million in net changes in fair value of derivative liabilities, primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
OTHER
•On November 30, 2023, the Company subscribed for an additional investment in the amount of $3.5 million for limited partnership interests in Stilwell Activist Investments, L.P., a Delaware limited partnership (“SAI”). See page 8 for more details.
2023 YEAR-TO-DATE HIGHLIGHTS
(All comparisons to the same prior year period unless otherwise noted)
LEASING
~~•~~WHLR Year-To-Date Leasing Activity
•Executed 113 lease renewals totaling 818,292 square feet at a weighted-average increase of $0.58 per square foot, representing an increase of 6.46% over in-place rental rates.
•Signed 44 new leases totaling 210,924 square feet with a weighted-average rental rate of $12.06 per square foot.
~~•~~CDR Year-To-Date Leasing Activity
•Executed 23 lease renewals totaling 189,754 square feet at a weighted-average increase of $0.74 per square foot, representing an increase of 6.85% over in-place rental rates.
•Signed 26 new leases totaling 224,175 square feet with a weighted-average rental rate of $12.77 per square foot.
OPERATIONS
~~•~~Total revenue of $102.3 million increased by 33.5% or $25.7 million primarily a result of:
•$25.1 million increase in rental revenues, which is primarily due to a $21.1 million increase in property revenues from the Cedar Acquisition, partially offset by 2022 property sales;
•$2.8 million increase in market lease amortization; and
•$1.1 million increase in same-property revenues.
~~•~~Total operating expenses of $75.1 million increased by 37.5% or $20.5 million a result of:
•$9.1 million increase in property operations expense, primarily as a result of an increase of $7.6 million from the Cedar Acquisition, partially offset by 2022 property sales and an increase of $1.5 million in same-property expenses;
•$9.0 million increase in depreciation and amortization, primarily a result of the Cedar Acquisition;
•$3.1 million increase in corporate general and administrative expense, primarily a result of the Cedar Acquisition; partially offset by
•$0.8 million decrease in impairment, a result of one land parcel, Harbor Point, in 2022.
FINANCIAL
~~•~~FFO of $12.8 million, or $2.00 per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(3.2) million, or $(3.18) per share.
~~•~~AFFO of $(0.04) per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P. as compared to $7.95 per share.
SAME-PROPERTY NET OPERATING INCOME
•Same-property NOI, which excludes the impact of the Cedar portfolio, decreased by 0.9% or $0.4 million. Same-property NOI was impacted by:
•$1.3 million increase in rental revenue driven by strong leasing activity;
•$0.3 million increase in other revenues due to termination fees and enterprise zone credits;
•$0.2 million savings in rent expense due to the purchase of the Devine Street Land Acquisition, which terminated the Company's ground lease associated with this property; offset by a
•$1.4 million increase in property operating expenses necessary as part of financing requirements;
•$0.3 million demolition of an outparcel building that was placed out of service; and
•$0.5 million increase in credit losses from tenants.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	7

CAPITAL MARKETS
~~•~~On May 5, 2023, the Company entered into a loan agreement for $61.1 million at a fixed rate of 6.194% and interest-only payments due monthly through June 2025. Commencing in July 2025, until the maturity date of June 1, 2033, monthly principal and interest payments will be $0.4 million. Loan proceeds were used to refinance loans on 12 properties, including $1.1 million in defeasance.
~~•~~On May 18, 2023, the Company entered into a loan agreement for $53.1 million at a fixed rate of 6.24% and interest-only payments due monthly through June 2028. Commencing in July 2028, until the maturity date of June 10, 2033, monthly principal and interest payments will be $0.3 million. Loan proceeds were used to refinance loans on 8 properties, including $0.7 million in defeasance.
~~•~~The Company effected a one-for-ten Reverse Stock Split on August 17, 2023.
~~•~~On September 12, 2023, the Company entered into a term loan agreement (the "Timpany Plaza Loan Agreement") for $11.6 million at a fixed rate of 7.27% with interest-only payments due monthly for the first twelve months. Commencing on September 12, 2024, until the maturity date of September 12, 2028, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount as of that time. On the closing date, the Company received $9.1 million of the $11.6 million, and the remaining $2.5 million will be received upon the satisfaction of certain lease-related contingencies within one year of the agreement date. The Timpany Plaza Loan Agreement is collateralized by the Timpany Plaza shopping center.
~~•~~Interest expense was $32.3 million and $30.1 million for the twelve months ended December 31, 2023 and 2022, respectively, representing an increase of 7.3%. See page 17 for further details. Interest expense on the Convertible Notes included $1.6 million adjustment to fair value for interest paid with the shares of Series D Preferred Stock.
~~•~~Recognized a non-operating gain of $3.5 million in net changes in fair value of derivative liabilities, primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
~~•~~As of December 31, 2023, the Company paid down $1.5 million of the Convertible Notes through open market purchases of 58,784 units totaling $3.1 million, resulting in a $1.6 million loss included in non-operating expenses.
•As of December 5, 2023, the conversion price for the Convertible Notes was approximately $0.21 per share of the Company’s Common Stock (approximately 116.46 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).
~~•~~Loans payable increased $13.1 million compared to December 31, 2022 and were impacted by:
•$9.1 million increase from the Timpany Plaza loan agreement completed in the third quarter;
•$7.3 million net increase from the two term loan agreements completed in the second quarter; partially offset by
•$1.5 million repurchase of debt securities; and
•$1.8 million monthly principal payments.
~~•~~Cash inflows provided by the three loans during 2023, net loan paydowns, were $14.6 million.
DISPOSITIONS
~~•~~On July 11, 2023, the Company sold a Rite-Aid outparcel adjacent to Carll's Corner, located in Bridgeton, New Jersey for $3.0 million, generating a gain of $2.2 million and net proceeds of $2.8 million.
OTHER
~~•~~The Company recognized non-operating expenses of $5.5 million, which consist of capital structure transaction costs.
~~•~~The Company subscribed for an investment in the amount of $10.0 million, in total, for a limited partnership interest in SAI. As of December 31, 2023, the fair value of the Company’s SAI investment was $10.7 million which includes the $10.0 million subscriptions, $0.2 million in fees and $0.7 million in unrealized gains, net of fees. This investment is presented on the line "investment securities - related party”, on the consolidated balance sheets. For more information see Note 4 in our Annual Report on Form 10-K for the period ended December 31, 2023.
~~•~~On August 18, 2023, the Company purchased the fee simple interest in the 3.25 acre land parcel known as Devine Street, located in Columbia, South Carolina, for $4.1 million (the "Devine Street Land Acquisition"). The Devine Street Land Acquisition terminated the Company's ground lease associated with this property, a savings of $0.3 million in annual ground rent.
•On December 7, 2023, the Company received a letter from the listing qualifications staff of Nasdaq notifying the Company that based on the Common Stock’s bid price closing below $1.00 per share for 30 consecutive business days, the Company no longer complied with Nasdaq’s bid price rule and that it had a 180-day compliance period until June 4, 2024 to regain compliance.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	8

BALANCE SHEET
~~•~~Cash and cash equivalents totaled $18.4 million, compared to $28.5 million at December 31, 2022.
~~•~~Restricted cash totaled $21.4 million, compared to $27.4 million at December 31, 2022. The funds are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
~~•~~Debt totaled $495.6 million, compared to $482.4 million at December 31, 2022.
~~•~~The Company's weighted average interest rate on property level debt, excluding Cedar, was 5.20% with a term of 8.0 years, compared to 4.58% with a term of 6.2 years at December 31, 2022. The weighted average interest rate on all debt was 5.42% with a term of 8.2 years, compared to 4.99% with a term of 7.4 years at December 31, 2022.
~~•~~Net investment properties totaled $565.1 million compared to $561.0 million as of December 31, 2022.
•The Company invested $20.0 million in tenant improvements and capital expenditures into the properties.

DIVIDENDS
~~•~~Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $32.3 million or $12.48 per share as of December 31, 2023.
•On October 20, 2023, Cedar’s Board of Directors declared dividends of $0.453125 and $0.406250 per share with respect to the CDR Series B Preferred Stock and CDR Series C Preferred Stock, respectively. The distributions are payable on November 20, 2023 to shareholders of record of the CDR Series B Preferred Stock and CDR Series C Preferred Stock, as applicable, on November 10, 2023.
~~•~~On January 23, 2024, Cedar’s Board of Directors declared a dividend of $0.453125 and $0.406250 per share with respect to the Cedar’s Series B Preferred Stock and Series C Preferred Stock, respectively. The dividends are payable on February 20, 2024 to shareholders of record on February 9, 2024.

SERIES D PREFERRED STOCK REDEMPTIONS
~~•~~After September 21, 2023, each holder of Series D Preferred Stock of the Company has the right, at such holder’s option, to request that the Company redeem any or all of such holder’s shares of Series D Preferred Stock on a monthly basis ("Holder Redemption Date") – with redemptions commencing September 22, 2023 and the first Holder Redemption Date of October 5, 2023.
~~•~~During the year ended December 31, 2023, the Company processed 175 redemption requests, collectively redeeming 864,070 shares of Series D Preferred Stock. Accordingly, the Company issued 52,788,687 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $32.7 million. At December 31, 2023, the Company had received requests to redeem 9,843 shares of Series D Preferred Stock. As such, the redemption of these Series D Preferred Stock is considered certain at December 31, 2023 and the liquidation value associated with these shares of $0.4 million is presented as a liability.
•The value of the Common Stock issued to holders redeeming their Series D Preferred Stock is the volume weighted average price per share of our Common Stock for the ten consecutive trading days immediately preceding, but not including, the Holder Redemption Date as reported on Nasdaq (the "VWAP"). During the year ended December 31, 2023, the Company has realized a gain of $9.9 million in the aggregate due to the closing price of the Common Stock on the last VWAP date differing from the VWAP used to calculate the shares issued in each redemption round.

SUBSEQUENT EVENTS
•On January 17, 2024, the Company paid down $0.6 million of the Convertible Notes through an open market purchase of 23,280 units at a total purchase price of $1.3 million.
•The Company has processed 84,561 shares of Series D Preferred Stock. Accordingly, the Company has issued 14,253,931 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $3.2 million.
•On February 29, 2024, the Company entered into a revolving credit agreement with KeyBank National Association to draw up to $9.5 million (the "Cedar Revolving Credit Agreement"). The interest rate under the Cedar Revolving Credit Agreement is the daily SOFR, plus applicable margins of 0.10% plus 2.75%. Interest payments are due monthly, and principal is due at maturity on February 28, 2025. The Cedar Revolving Credit Agreement may be extended, at the Company's option, for up to two additional three-month periods, subject to customary conditions. The Cedar Revolving Credit Agreement is collateralized by 6 properties, consisting of Carll's Corner, Fieldstone Marketplace, Oakland Commons, Kings Plaza, Oregon Avenue and South Philadelphia, and proceeds will be used for capital expenditures and tenant improvements for such properties.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	9

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	10

Consolidated Balance Sheets
$ in 000s, except par value and share data

	December 31,
	2023	2022
ASSETS:
Real estate:
Land and land improvements	$149,908	$144,537
Buildings and improvements	510,812	494,668
	660,720	639,205
Less accumulated depreciation	(95,598)	(78,225)
Real estate, net	565,122	560,980

Cash and cash equivalents	18,404	28,491
Restricted cash	21,403	27,374
Receivables, net	13,126	13,544
Investment securities - related party	10,685	—
Above market lease intangibles, net	2,114	3,134
Operating lease right-of-use assets	9,450	15,133
Deferred costs and other assets, net	28,028	35,880
Total Assets	$668,332	$684,536

LIABILITIES:
Loans payable, net	$477,574	$466,029
Below market lease intangible, net	17,814	23,968
Derivative liabilities	3,653	7,111
Operating lease liabilities	10,329	16,478
Series D Preferred Stock redemptions	369	—
Accounts payable, accrued expenses and other liabilities	17,065	18,398
Total Liabilities	526,804	531,984
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	96,705	101,518
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 3,379,142 shares issued and outstanding; $84.5 million aggregate liquidation preference)	44,998	44,911
Common Stock ($0.01 par value, 200,000,000 shares authorized, 53,769,787 and 979,396 shares issued and outstanding, respectively)	538	10
Additional paid-in capital	257,572	235,081
Accumulated deficit	(324,854)	(295,617)
Total Stockholders’ Deficit	(21,293)	(15,162)
Noncontrolling interests	66,116	66,196
Total Equity	44,823	51,034
Total Liabilities and Equity	$668,332	$684,536

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	11

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
REVENUE:
Rental revenues	$25,594	$26,053	$100,332	$75,195
Other revenues	621	898	1,993	1,450
Total Revenue	26,215	26,951	102,325	76,645
OPERATING EXPENSES:
Property operations	8,802	9,094	34,870	25,731
Depreciation and amortization	6,860	7,318	28,502	19,540
Impairment of assets held for sale	—	—	—	760
Corporate general & administrative	3,386	3,186	11,750	8,620
Total Operating Expenses	19,048	19,598	75,122	54,651
Gain on disposal of properties	—	2,619	2,204	2,604
Operating Income	7,167	9,972	29,407	24,598
Interest income	148	23	484	65
Gain on investment securities, net	605	—	685	—
Interest expense	(8,189)	(11,028)	(32,314)	(30,107)
Net changes in fair value of derivative liabilities	9,739	198	3,458	(2,335)
Gain on preferred stock redemptions	9,893	—	9,893	—
Other expense	(209)	—	(5,482)	(691)
Net Income (Loss) Before Income Taxes	19,154	(835)	6,131	(8,470)
Income tax expense	—	—	(48)	—
Net Income (Loss)	19,154	(835)	6,083	(8,470)
Less: Net income attributable to noncontrolling interests	2,709	2,747	10,770	3,984
Net Income (Loss) Attributable to Wheeler REIT	16,445	(3,582)	(4,687)	(12,454)
Preferred Stock dividends - undeclared	(2,322)	(2,264)	(9,262)	(9,056)
Deemed distribution related to preferred stock redemptions	(1,746)	—	(15,288)	—
Net Income (Loss) Attributable to Wheeler REIT Common Stockholders	$12,377	$(5,846)	$(29,237)	$(21,510)

Per common share:
Net Income (Loss) Attributable to Wheeler REIT Common Stockholders
Basic	$0.55	$(5.97)	$(4.57)	$(22.04)
Diluted	$—	$(5.97)	$(4.57)	$(22.04)

Weighted-average number of shares:
Basic	22,485,112	979,350	6,400,490	976,070
Diluted	442,269,064	979,350	6,400,490	976,070

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	12

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income (1)
$ in 000s

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Operating Income	$7,167	$9,972	$29,407	$24,598
Adjustments:
Gain on disposal of properties	—	(2,619)	(2,204)	(2,604)
Corporate general & administrative	3,386	3,186	11,750	8,620
Impairment of assets held for sale	—	—	—	760
Depreciation and amortization	6,860	7,318	28,502	19,540
Straight-line rents	(366)	(253)	(1,370)	(800)
Above (below) market lease amortization, net	(984)	(1,601)	(4,849)	(2,079)
Other non-property revenue	(4)	(9)	(135)	(23)
NOI related to properties not defined as same-properties(2)	(5,067)	(5,175)	(20,061)	(6,607)
Same-Property Net Operating Income	$10,992	$10,819	$41,040	$41,405

(1)    See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    The Company excluded the CDR portfolio and sold properties from the calculation of same-property NOI since they were not owned during all periods presented in their entirety.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	13

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net Income (Loss)	$19,154	$(835)	$6,083	$(8,470)
Depreciation and amortization of real estate assets	6,860	7,318	28,502	19,540
Impairment of assets held for sale	—	—	—	760
(Gain) loss on disposal of properties	—	(2,619)	(2,204)	(2,604)
FFO	26,014	3,864	32,381	9,226
Preferred stock dividends - undeclared	(2,322)	(2,264)	(9,262)	(9,056)
Dividends on noncontrolling interests preferred stock	(2,688)	(2,688)	(10,752)	(3,913)
Preferred stock accretion adjustments	22	146	460	584
FFO available to common stockholders and common unitholders	21,026	(942)	12,827	(3,159)
Other non-recurring and non-cash expenses (2)	8	(296)	2,051	3,092
Gain on investment securities, net	(605)	—	(685)	—
Net changes in fair value of derivative liabilities	(9,739)	(198)	(3,458)	2,335
Gain on preferred stock redemptions	(9,893)	—	(9,893)	—
Straight-line rental revenue, net straight-line expense	(383)	(245)	(1,380)	(768)
Deferred financing cost amortization	503	3,944	2,860	6,098
Paid-in-kind interest	1,902	1,640	3,908	3,739
Above (below) market lease amortization, net	(984)	(1,601)	(4,849)	(2,079)
Recurring capital expenditures and tenant improvement reserves	(407)	(406)	(1,628)	(1,354)
AFFO	$1,428	$1,896	$(247)	$7,904

Weighted Average Common Shares	22,485,112	979,350	6,400,490	976,070
Weighted Average Common Units	13,400	14,494	14,047	17,730
Total Common Shares and Units	22,498,512	993,844	6,414,537	993,800
FFO per Common Share and Common Units	$0.93	$(0.95)	$2.00	$(3.18)
AFFO per Common Share and Common Units	$0.06	$1.91	$(0.04)	$7.95

(1)    See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2023.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	14

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net Income (Loss)	$19,154	$(835)	$6,083	$(8,470)
Add back:
Depreciation and amortization (1)	5,876	5,717	23,653	17,461
Interest Expense (2)	8,189	11,028	32,314	30,107
Income tax expense	—	—	48	—
EBITDA	33,219	15,910	62,098	39,098
Adjustments for items affecting comparability:
Net change in FMV of derivative liabilities	(9,739)	(198)	(3,458)	2,335
Other non-recurring and non-cash expenses (3)	—	(303)	259	366
Impairment of assets held for sale	—	—	—	760
Gain on preferred stock redemptions	(9,893)	—	(9,893)	—
Gain on investment securities, net	(605)	—	(685)	—
Gain on disposal of properties	—	(2,619)	(2,204)	(2,604)
Adjusted EBITDA	$12,982	$12,790	$46,117	$39,955
(1)    Includes above (below) market lease amortization.
(2)    Includes deferred financing cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2023.
(4)    See page 26 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	15

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	December 31, 2023	December 31, 2022
Cypress Shopping Center	$34,360	4.70%	July 2024	$5,769	$5,903
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Winslow Plaza	$24,295	4.82%	December 2025	4,331	4,409
Tuckernuck	$32,202	5.00%	March 2026	4,771	4,915
Chesapeake Square	$23,857	4.70%	August 2026	4,014	4,106
Sangaree/Tri-County	$32,329	4.78%	December 2026	5,990	6,086
Timpany Plaza	Interest only	7.27%	September 2028	9,060	—
Village of Martinsville	$89,664	4.28%	July 2029	14,755	15,181
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (1)	$100,222	4.25%	September 2031	17,557	18,003
Convertible Notes	Interest only	7.00%	December 2031	31,530	33,000
Term loan, 22 properties	Interest only	4.25%	July 2032	75,000	75,000
JANAF (2)	Interest only	5.31%	July 2032	60,000	60,000
Cedar term loan, 10 properties	Interest only	5.25%	November 2032	110,000	110,000
Patuxent Crossing/Coliseum Marketplace	Interest only	6.35%	January 2033	25,000	25,000
Term loan, 12 properties	Interest only	6.19%	June 2033	61,100	—
Term loan, 8 properties	Interest only	6.24%	June 2033	53,070	—
Term loans - fixed interest rate	various	4.47% (3)	various	—	107,219
Total Principal Balance				495,572	482,447
Unamortized deferred financing cost				(17,998)	(16,418)
Total Loans Payable, net				$477,574	$466,029

(1) In October 2026, the interest rate under this loan changes to a variable interest rate equal to the 5 year U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(2) Collateralized by JANAF properties.
(3) Contractual interest rate weighted average.

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
December 31, 2024	$7,220	1.46%
December 31, 2025	12,313	2.48%
December 31, 2026	16,261	3.28%
December 31, 2027	3,048	0.62%
December 31, 2028	12,924	2.61%
Thereafter	443,806	89.55%
Total principal repayments and debt maturities	$495,572	100.00%

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	16

Debt Summary (continued)

Interest Expense
$ in 000s

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended Changes		Twelve Months Ended Changes
	2023	2022	2023	2022	Change	% Change	Change	% Change
Property debt interest - excluding Cedar debt	$4,303	$3,777	$16,153	$14,717	$526	13.9%	$1,436	9.8%
Convertible Notes interest (1)	1,339	1,062	3,908	3,739	277	26.1%	169	4.5%
Defeasance paid	—	—	1,758	2,614	—	—%	(856)	(32.7)%
Amortization of deferred financing costs	503	3,944	2,860	6,098	(3,441)	(87.2)%	(3,238)	(53.1)%
Property debt interest - Cedar	2,044	2,245	7,635	2,939	(201)	(9.0)%	4,696	159.8%
Total Interest Expense	$8,189	$11,028	$32,314	$30,107	$(2,839)	(25.7)%	$2,207	7.3%
(1) Includes the fair value adjustment for the paid-in-kind interest.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	17

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,278	$8.42
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	96.8%	94.8%	70,148	1,290	18.39
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	492	14.08
Brook Run Shopping Center	Richmond, VA	19	147,738	94.2%	87.2%	128,810	1,133	8.80
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	613	11.95
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	508	10.16
Chesapeake Square	Onley, VA	14	108,982	92.1%	92.1%	100,406	779	7.76
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	384	8.42
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,006	5.90
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	978	9.13
Cypress Shopping Center	Boiling Springs, SC	18	80,435	59.9%	59.9%	48,175	622	12.90
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	735	15.39
Forrest Gallery	Tullahoma, TN	26	214,451	89.5%	89.5%	191,859	1,445	7.53
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,283	11.29
Freeway Junction	Stockbridge, GA	18	156,834	98.2%	98.2%	154,034	1,351	8.77
Franklin Village	Kittanning, PA	24	151,821	93.3%	93.3%	141,573	1,359	9.60
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	599	9.17
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	764	8.19
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	465	8.51
JANAF (4)	Norfolk, VA	118	798,086	94.3%	89.9%	717,171	8,993	12.54
Laburnum Square	Richmond, VA	20	109,405	99.1%	99.1%	108,445	1,011	9.33
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	566	10.75
LaGrange Marketplace	LaGrange, GA	13	76,594	91.8%	91.8%	70,300	435	6.19
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	410	9.41
Lake Murray	Lexington, SC	4	39,218	100.0%	15.3%	6,000	96	15.98
Litchfield Market Village	Pawleys Island, SC	25	86,740	98.5%	98.5%	85,477	1,085	12.70
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	501	7.51
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	665	11.86
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,045	8.93
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	480	10.81
Pierpont Centre	Morgantown, WV	15	111,162	98.5%	98.5%	109,437	1,063	9.71
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	865	13.23
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	10	91,188	96.9%	95.4%	86,975	721	8.29
Rivergate Shopping Center	Macon, GA	24	193,960	87.5%	85.8%	166,362	2,338	14.05
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	716	10.70
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	687	12.23
South Lake	Lexington, SC	11	44,318	100.0%	100.0%	44,318	259	5.84
South Park	Mullins, SC	3	60,734	84.9%	84.9%	51,543	365	7.08
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	305	8.49
St. George Plaza	St. George, SC	9	59,174	100.0%	100.0%	59,174	466	7.87
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,113	10.01
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	258	6.05

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	18

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	21	141,580	100.0%	74.9%	105,980	$1,029	$9.71
Tri-County Plaza	Royston, GA	7	67,577	90.7%	90.7%	61,277	434	7.08
Tuckernuck	Richmond, VA	16	93,391	96.9%	96.9%	90,462	1,057	11.69
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	490	10.27
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,441	8.47
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	505	10.15
Westland Square	West Columbia, SC	12	62,735	100.0%	100.0%	62,735	533	8.50
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	663	16.30
	WHLR TOTAL	779	5,309,936	95.9%	93.6%	4,970,984	$49,819	$10.02
CDR
Brickyard Plaza	Berlin, CT	10	227,598	97.8%	97.8%	222,598	$2,024	$9.09
Carll's Corner	Bridgeton, NJ	5	116,532	19.4%	19.4%	22,554	267	11.84
Coliseum Marketplace	Hampton, VA	9	106,648	94.9%	94.9%	101,198	1,217	12.03
Fairview Commons	New Cumberland, PA	11	50,119	87.7%	87.7%	43,969	512	11.63
Fieldstone Marketplace	New Bedford, MA	10	193,970	75.5%	71.7%	139,139	1,655	11.90
Gold Star Plaza	Shenandoah, PA	7	71,720	100.0%	100.0%	71,720	642	8.95
Golden Triangle	Lancaster, PA	19	202,790	98.4%	98.4%	199,605	2,619	13.12
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	689	6.75
Kings Plaza	New Bedford, MA	17	168,243	98.5%	98.5%	165,743	1,444	8.71
Oakland Commons	Bristol, CT	2	90,100	100.0%	100.0%	90,100	574	6.37
Oregon Avenue (5)	Philadelphia, PA	—	—	—%	—%	—	—	—
Patuxent Crossing	California, MD	27	264,068	81.6%	81.6%	215,589	2,646	12.27
Pine Grove Plaza	Brown Mills, NJ	13	79,306	77.6%	77.6%	61,526	742	12.05
South Philadelphia	Philadelphia, PA	10	221,511	88.1%	68.3%	151,388	1,432	9.46
Southington Center	Southington, CT	11	155,842	100.0%	100.0%	155,842	1,288	8.27
Timpany Plaza	Gardner, MA	14	182,799	81.8%	63.3%	115,735	1,121	9.68
Trexler Mall	Trexlertown, PA	22	342,541	99.7%	98.9%	338,788	3,710	10.95
Washington Center Shoppes	Sewell, NJ	29	157,300	97.5%	95.9%	150,800	1,895	12.56
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,278	12.91
	CDR TOTAL	232	2,832,129	89.6%	86.4%	2,447,336	$25,755	$10.52

	COMBINED TOTAL	1,011	8,142,065	93.7%	91.1%	7,418,320	$75,574	$10.19

(1)    Reflects leases executed through December 31, 2023 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot; assumes base rent as of the end of the current reporting period; excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.
(5)    Includes property where a redevelopment opportunity exists.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	19

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	20

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,476	5.92%	549,000	6.74%	$8.15
Dollar Tree (1)	Discount Retailer	2,214	2.93%	255,000	3.13%	8.68
Kroger Co (2)	Grocery	2,097	2.77%	239,000	2.94%	8.77
TJX Companies (3)	Discount Retailer	1,703	2.25%	195,000	2.39%	8.73
Planet Fitness	Gym	1,497	1.98%	140,000	1.72%	10.69
Piggly Wiggly	Grocery	1,363	1.80%	170,000	2.09%	8.02
Lowes Foods (4)	Grocery	1,223	1.62%	130,000	1.60%	9.41
Big Lots	Discount Retailer	1,100	1.46%	171,000	2.10%	6.43
Kohl's	Discount Retailer	1,031	1.36%	147,000	1.81%	7.01
Winn Dixie	Grocery	984	1.30%	134,000	1.65%	7.34
		$17,688	23.39%	2,130,000	26.17%	$8.30
(1) Dollar Tree 18 / Family Dollar 7
(2) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(3) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(4) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	723,745	8.89%	—%	$—	—%	$—
MTM	16	75,333	0.93%	1.02%	620	0.82%	8.23
2024	145	570,852	7.01%	7.70%	6,634	8.78%	11.62
2025	159	904,927	11.11%	12.20%	9,635	12.75%	10.65
2026	170	910,565	11.18%	12.27%	9,962	13.18%	10.94
2027	139	691,220	8.49%	9.32%	8,711	11.53%	12.60
2028	143	1,345,729	16.53%	18.14%	12,592	16.66%	9.36
2029	74	745,647	9.16%	10.05%	6,970	9.22%	9.35
2030	43	636,575	7.82%	8.58%	4,884	6.46%	7.67
2031	32	441,000	5.42%	5.94%	4,288	5.67%	9.72
2032	32	390,668	4.80%	5.27%	3,442	4.55%	8.81
2033 & thereafter	58	705,804	8.66%	9.51%	7,836	10.38%	11.10
Total	1,011	8,142,065	100.00%	100.00%	$75,574	100.00%	$10.19

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	21

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	224,644	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	2	54,564	297	9.34%	5.44	—	—	—	—%	—
2024	1	32,000	125	3.93%	3.91	5	188,460	1,823	6.10%	9.67
2025	2	57,297	455	14.31%	7.94	10	392,913	2,888	9.67%	7.35
2026	1	20,152	97	3.05%	4.81	14	456,864	3,822	12.80%	8.37
2027	3	69,819	629	19.78%	9.01	5	149,546	1,505	5.04%	10.06
2028	1	23,876	116	3.65%	4.86	22	905,141	6,438	21.56%	7.11
2029	2	48,789	517	16.26%	10.60	11	397,013	2,819	9.44%	7.10
2030	—	—	—	—%	—	9	509,504	2,810	9.41%	5.52
2031	1	20,858	60	1.89%	2.88	6	280,528	2,471	8.27%	8.81
2032	—	—	—	—%	—	8	273,568	1,736	5.81%	6.35
2033+	3	109,605	884	27.79%	8.07	11	461,984	3,555	11.90%	7.70
Total	16	661,604	$3,180	100.00%	$7.28	101	4,015,521	$29,867	100.00%	$7.44

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	499,101	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	14	20,769	323	1.77%	15.55	—	—	—	—%	—
2024	93	214,904	2,634	14.41%	12.26	46	135,488	2,052	8.46%	15.15
2025	92	222,274	2,920	15.97%	13.14	55	232,443	3,372	13.91%	14.51
2026	103	242,889	3,294	18.02%	13.56	52	190,660	2,749	11.34%	14.42
2027	81	218,241	3,427	18.75%	15.70	50	253,614	3,150	12.99%	12.42
2028	66	158,926	2,689	14.71%	16.92	54	257,786	3,349	13.81%	12.99
2029	21	62,030	689	3.77%	11.11	40	237,815	2,945	12.15%	12.38
2030	16	34,508	698	3.82%	20.23	18	92,563	1,376	5.67%	14.87
2031	5	10,578	186	1.02%	17.58	20	129,036	1,571	6.48%	12.17
2032	12	48,586	597	3.27%	12.29	12	68,514	1,109	4.57%	16.19
2033+	16	36,343	823	4.49%	22.65	28	97,872	2,574	10.62%	26.30
Total	519	1,769,149	$18,280	100.00%	$14.39	375	1,695,791	$24,247	100.00%	$14.30

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	22

Leasing Summary (continued)
WHLR Leasing Renewals and New Leases

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Renewals(1):
Leases renewed with rate increase (sq feet)	53,253	212,108	530,762	551,939
Leases renewed with rate decrease (sq feet)	—	3,744	—	33,548
Leases renewed with no rate change (sq feet)	84,796	1,800	287,530	219,511
Total leases renewed (sq feet)	138,049	217,652	818,292	804,998

Leases renewed with rate increase (count)	22	25	96	92
Leases renewed with rate decrease (count)	—	1	—	9
Leases renewed with no rate change (count)	4	1	17	25
Total leases renewed (count)	26	27	113	126

Option exercised (count)	8	5	26	16

Weighted average on rate increases (per sq foot)	$1.72	$0.99	$0.90	$1.16
Weighted average on rate decreases (per sq foot)	$—	$(1.51)	$—	$(1.94)
Weighted average rate on all renewals (per sq foot)	$0.66	$0.94	$0.58	$0.71

Weighted average change over prior rates	5.53%	9.19%	6.46%	7.73%

New Leases(1) (2):
New leases (sq feet)	56,926	70,232	210,924	214,936
New leases (count)	14	14	44	65
Weighted average rate (per sq foot)	$11.65	$9.78	$12.06	$11.88
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	23

Leasing Summary (continued)
CDR Leasing Renewals and New Leases

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2023	2023
Renewals(1):
Leases renewed with rate increase (sq feet)	61,361	182,111
Leases renewed with rate decrease (sq feet)	—	—
Leases renewed with no rate change (sq feet)	—	7,643
Total leases renewed (sq feet)	61,361	189,754

Leases renewed with rate increase (count)	3	20
Leases renewed with rate decrease (count)	—	—
Leases renewed with no rate change (count)	—	3
Total leases renewed (count)	3	23

Option exercised (count)	1	5

Weighted average on rate increases (per sq foot)	$0.32	$0.77
Weighted average on rate decreases (per sq foot)	$—	$—
Weighted average rate on all renewals (per sq foot)	$0.32	$0.74

Weighted average change over prior rates	4.89%	6.85%

New Leases(1) (2):
New leases (sq feet)	110,854	224,175
New leases (count)	12	26
Weighted average rate (per sq foot)	$12.96	$12.77
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	24

Definitions
Funds from Operations (FFO): an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Adjusted FFO (AFFO): We believe the computation of FFO in accordance with Nareit's definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, straight-line rents, market lease amortization, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	25

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 12/31/2023 unless otherwise stated	26